Exhibit 4.12
     THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of May 31, 2007, among Eureka Broadband Corporation, Eureka Holdings, LLC, Eureka Networks, LLC, Eureka Telecom, Inc., Eureka Telecom of VA, Inc., InfoHighway Communications, Inc., ARC Networks, Inc., A.R.C. Networks, Inc., InfoHighway Virginia, Inc., Info-Highway International, Inc. and Nex-i.com, Inc. (each, a “New Guarantor” and collectively, the “New Guarantors”), each a direct or indirect subsidiary of Broadview Networks Holding, Inc. (the “Company”), the subsidiaries of the Company listed on the signature pages hereto under the heading “Existing Guarantors” (collectively, the “Existing Guarantors”) and THE BANK OF NEW YORK, a New York banking corporation, as trustee and collateral agent (the “Trustee”) under the Indenture (as defined and referred to below). All capitalized terms used but not otherwise defined herein shall have the meaning assigned thereto in the Indenture.
WITNESETH:
     WHEREAS the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of August 23, 2006 and supplemented as of September 29, 2006 and May 14, 2007 (the “Indenture”), providing for the issuance of its 11 3/8% Senior Secured Notes Due 2012;
     WHEREAS the Indenture permits the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Indenture and the Notes on the terms and conditions set forth herein;
     WHEREAS the Guarantee contained in this Supplemental Indenture shall constitute a “Guarantee”, and each New Guarantor shall constitute a “Guarantor”, for all purposes of the Indenture; and
     WHEREAS pursuant to Section 4.14 and 9.01, the Trustee, the Company, the Existing Guarantors and the New Guarantors are authorized or permitted to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
     1. Agreement to Guaranty. Each New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
     2. Successors and Assigns. All agreements of the New Guarantors in this Supplemental Indenture shall bind their successors.
     3. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Notes at law, in equity, by statute or otherwise.
     4. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Guarantors in any case shall entitle the New Guarantors to any other or further notice or demand in the same, similar or other circumstances.
     5. Opinion of Counsel. Concurrently with the execution and delivery of this Supplemental Indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate in accordance with the terms set forth in Sections 4.14, 9.06 and 11.04 of the Indenture.

     6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPLEMENTAL INDENTURE.
     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (including any facsimile) shall be an original, but all of them together represent the same agreement.
     9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
     10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, the New Guarantors and the Existing Guarantors and not of the Trustee.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BROADVIEW NETWORKS HOLDINGS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

NEW GUARANTORS: EUREKA BROADBAND CORPORATION
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA HOLDINGS, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA NETWORKS, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA TELECOM, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA TELECOM OF VA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

INFOHIGHWAY COMMUNICATIONS CORPORATION
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

ARC NETWORKS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

A.R.C. NETWORKS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

INFOHIGHWAY VIRGINIA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

INFO-HIGHWAY INTERNATIONAL, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EXISTING GUARANTORS: BRIDGECOM HOLDINGS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BRIDGECOM INTERNATIONAL, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BRIDGECOM SOLUTIONS GROUP, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

TRUCOM CORPORATION
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

OPEN SUPPORT SYSTEMS, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BROADVIEW NP ACQUISITION CORP.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BROADVIEW NETWORKS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BROADVIEW NETWORKS OF VIRGINIA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BV-BC ACQUISITION CORP.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

ATX COMMUNICATIONS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

CORECOMM-ATX, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

ATX LICENSING, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

ATX TELECOMMUNICATIONS SERVICES OF VA, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CORECOMM SERVICES, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CORECOMM COMMUNICATIONS, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CORECOMM NEWCO, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL ILLINOIS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL INDIANA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL MARYLAND, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL MASSACHUSETTS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL MICHIGAN, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL MISSOURI, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL NEW JERSEY, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL NEW YORK, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL OHIO, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL PENNSYLVANIA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL RHODE ISLAND, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL VERMONT, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL WEST VIRGINIA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

FCC HOLDCO I, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CORTELYOU COMMUNICATIONS CORP.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CORECOMM-VOYAGER, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

VOYAGER INFORMATION NETWORKS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CORECOMM INTERNET GROUP, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

THE BANK OF NEW YORK, as Trustee and Collateral Agent
By:	/s/ Carlos R. Luciano
	Name:	Carlos R. Luciano
	Title:	Vice President